UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 13, 2013

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 12, 2013, as required by applicable regulation, London Capital Group Holdings plc (“LCG”) issued an announcement regarding a recent increase in LCG’s share price, which announcement indicated that LCG had received preliminary approaches from certain third parties, including GAIN Capital Holdings, Inc. (“Gain”), regarding a possible acquisition of the share capital of LCG. On February 13, 2013, Gain issued an announcement required by applicable regulation in which it confirmed that it is in early stage discussions with LCG regarding a potential transaction. A copy of Gain’s announcement is attached hereto as Exhibit 99.1.* There can be no assurances that any agreement between Gain and LCG will be reached or that a transaction will be completed.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Announcement issued by GAIN Capital Holdings, Inc., dated February 13, 2013.

*	The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Announcement issued by GAIN Capital Holdings, Inc., dated February 13, 2013.